                                                                   EXHIBIT 4.3.2

NEITHER THIS DEBENTURE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS DEBENTURE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS DEBENTURE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS DEBENTURE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

$2,000,000                                   Original Issue Date: March 15, 2002

                         QUESTCOR PHARMACEUTICALS, INC.
                            8% CONVERTIBLE DEBENTURE

     THIS DEBENTURE is a duly authorized and issued debenture of Questcor Pharmaceuticals, Inc., a corporation organized under the laws of the state of California (the "Company"), designated as its 8% Convertible Debenture due March 15, 2005 or such earlier or later date as the debenture is required or permitted to be repaid as provided hereunder.

     FOR VALUE RECEIVED, the Company promises to pay to the order of SF Capital Partners Ltd. or its registered assigns (the "Holder") the principal sum of two million dollars ($2,000,000) plus any accrued and unpaid interest thereon, on March 15, 2005, or such earlier date as the Debenture is required or permitted to be repaid as provided hereunder (the "Maturity Date). This Debenture is subject to the following additional provisions:

          1. Definitions. In addition to the terms defined elsewhere in this
             -----------
Debenture, (a) capitalized terms that are not otherwise defined herein that are defined in the Securities Purchase Agreement, dated as of March 15, 2002 among the Company and the original Holder (the "Purchase Agreement") have the meanings given to such terms in the Purchase Agreement, and (b) the following terms have the meanings indicated in this Section 1:

          "Bankruptcy Event" means any of the following events: (a) the Company commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company;
     (b) there is commenced against the Company any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered;
     (d) the Company suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company makes a general assignment for the benefit of creditors; (f) the Company fails to pay, or states that it is unable to pay, its debts generally as they become due; (g) the Company calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company , by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

          "Change of Control" means the occurrence of any of the following in one or a series of related transactions or events: (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) under the Exchange Act) of more than 50% of the voting rights or equity interests in the Company; (ii) during any period of two consecutive years, individuals who, at the beginning of such period constitute the Company's board of director's (the "Board"), together with any new director whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then in office either who were directors at the beginning of the two-year period, or whose election or nomination was previously so approved, cease for any reason to constitute a majority of the board; (iii) a merger, consolidation or business combination of the Company or a sale of more than 50% of the assets of the Company in connection with which the Company is not the surviving entity of or if following such transaction or series of transactions, the holders of the Company's securities prior to the first such transaction do not continue to hold at least half of the voting rights and equity interests in of the surviving entity or acquirer of such assets; (iv) a recapitalization, reorganization or other transaction involving the Company that constitutes or results in a transfer of more than 50% of the voting rights or equity interests in the Company; (v) a "Rule 13e-3 transaction" as defined in Rule 13e-3 under the Exchange Act with respect to the Company, or (vi) the execution by the Company of an agreement providing for any of the foregoing events.

          "Closing Price" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market, the closing sale price per share of the Common Stock for such date (or the nearest preceding date) on the primary Eligible Market on which the Common Stock is then listed or quoted;
     (b) if the Common Stock is not then listed or quoted on an Eligible Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the closing sale price per share of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent sale price per share of the Common Stock so reported; or
     (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder.

          "Conversion Price" means $1.58, as adjusted pursuant to the terms of this Debenture.

          "Eligible Market" means any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the Nasdaq Small Cap Market.

          "Equity Conditions" means, with respect to a specified issuance of Common Stock, that each of the following conditions is satisfied: (i) the number of authorized but unissued and otherwise unreserved shares of Common Stock is sufficient for such issuance; (ii) such shares of Common Stock are registered for resale by the Holder pursuant to an effective registration statement, and the prospectus thereunder shall be available for use by the Holder to sell such shares or all such shares may be sold without volume restrictions pursuant to Rule 144(k) under the Securities Act; (iii) the Common Stock is listed or quoted (and is not suspended from trading) on an Eligible Market and such shares of Common Stock are approved for listing upon issuance; (iv) such issuance would be permitted in full without violating Section 12 hereof or the rules or regulations of any Trading
               ----------
     Market; (v) no Bankruptcy Event has occurred; and (vi) the Company is not in default with respect to any material obligation hereunder or under any other Transaction Document.

          "Interest Payment Date" means each March 31, June 30, September 30 and December 31, except if such date is not a Trading Day, in which case such interest shall be payable on the next succeeding Trading Day.

          "Mandatory Prepayment Amount" means the sum of: (i) 110% of the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon not paid or accreted to the principal amount of this Debenture under Section 2, and (ii) all other amounts, costs, expenses and liquidated damages which may be due in respect of such Debentures.

          "Original Issue Date" means the date of the first issuance of any Debentures, regardless of the number of transfers of any particular Debenture.

          "Prepayment Price" means the sum of: (i) the principal amount of Debentures to be prepaid, plus all accrued and unpaid interest thereon, and
     (ii) all other amounts, costs, expenses and liquidated damages which may be due in respect of such Debentures.

          "Trading Day" means (a) any day on which the Common Stock is traded on its primary Trading Market, or (b) if the Common Stock is not then listed or quoted for trading on an Eligible Market, then a day on which trading occurs on the New York Stock Exchange (or any successor thereto).

          "Trading Market" means the American Stock Exchange or any other national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

          "Underlying Shares" means the shares of Common Stock issuable upon conversion of principal amount and interest under the Debentures.

          "Underlying Shares Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering the resale of the Underlying Shares and naming the Holder as a "selling stockholder" thereunder.

          2. Interest.
             --------

               (a) The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 8% per annum, payable quarterly in arrears on each Interest Payment Date. Interest shall be calculated on the basis of a 360-day year and shall accrue daily commencing on the Original Issue Date.

               (b) If the Company is required but fails to pay interest in cash on any Interest Payment Date, the Holder may (but shall not be required to), by notice to the Company, treat such interest as if it had been added to the principal amount of this Debenture as of such Interest Payment Date.

          3. Registration of Debentures. The Company shall register the
             --------------------------
Debentures upon records to be maintained by the Company for that purpose (the "Debenture Register") in the name of each record holder thereof from time to time. The Company may deem and treat the registered Holder of this Debenture as the absolute owner hereof for the purpose of any conversion hereof or any payment of interest hereon, and for all other purposes, absent actual notice to the contrary.

          4. Registration of Transfers and Exchanges. The Company shall register
             ---------------------------------------
the transfer of any portion of this Debenture in the Debenture Register upon surrender of this Debenture to the Company at its address for notice set forth herein. Upon any such registration or transfer, a new debenture, in substantially the form of this Debenture (any such new debenture, a "New Debenture"), evidencing the portion of this Debenture so transferred shall be issued to the transferee and a New Debenture evidencing the remaining portion of this Debenture not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Debenture by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Debenture. This Debenture is exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same. No service charge or other fee will be imposed in connection with any such registration of transfer or exchange. Transfers of this Debenture and the shares of Common Stock issuable on conversion thereof hereby are governed by Section 4.1 of the Purchase Agreement.

          5. Conversion; Payment in Shares
             -----------------------------

               (a) Conversion Prior to Maturity Date. The Holder may, at its
                   ---------------------------------
option, convert all or any portion of this Debenture into Common Stock at the Conversion Price, at any time prior to a Maturity Date.

               (b) Conversion Notice. A Holder may convert principal under this
                   -----------------
Debenture into Common Stock at any time and from time to time from and after the Original Issue Date, by delivering to the Company a completed and signed form of conversion notice attached hereto as Exhibit A (a "Conversion Notice"). The date any such
                   ---------
Conversion Notice together with a schedule in the form of Schedule 1 attached
                                                          ----------
hereto (the "Conversion Schedule") is delivered to the Company (as determined in accordance with the notice provisions hereof) is a "Conversion Date."

               (c) Payment in Shares. At the Company's option, it may repay the
                   -----------------
Debenture at the Maturity Date by delivering freely tradeable, registered shares of its Common Stock to Holder; provided that (i) it delivers irrevocable, written notice of such election at least twenty (20) Trading Days prior to the Maturity Date and (ii) all Equity Conditions have been satisfied. For the purposes of repayment of the Debenture in shares of Common Stock, such shares shall be valued at 90% of the average of the Closing Price for the twenty (20) Trading Days prior to the Maturity Date. Such shares shall be delivered to Holder within at least three (3) days of the Maturity Date via the Depository Trust Corporation DWAC System.

          6. Mechanics of Conversion.
             -----------------------

               (a) The number of Underlying Shares issuable upon any conversion hereunder shall equal the outstanding principal amount of this Debenture to be converted and any interest that has been added to such principal amount in accordance with Section 2 hereof, divided by the Conversion Price.

               (b) Upon conversion of this Debenture, the Company shall promptly (but in no event later than three (3) Trading Days after the Conversion Date): issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate for the Underlying Shares issuable upon such conversion which, unless required by the Purchase Agreement, shall be free of any restrictive legend. The Holder, or any Person so designated by the Holder to receive Underlying Shares, shall be deemed to have become holder of record of such Underlying Shares as of the Conversion Date. If it is eligible to participate in the Depositary Trust Corporation DWAC system and no legends are required to be included on the Underlying Shares pursuant to the Purchase Agreement, the Company shall, upon request of the Holder, use commercially reasonable efforts to deliver Underlying Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

               (c) To effect conversions hereunder, the Holder shall be required to physically surrender this Debenture to the Company, at which time the Company shall reissue a new certificate of debenture reflecting the lowering of the outstanding principal amount of this Debenture in an amount equal to the applicable conversion.

               (d) The Company's obligations to issue and deliver Underlying Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Underlying Shares.

               (e) If by the fifth Trading Day after a Conversion Date the Company fails to deliver to the Holder such certificate or certificates in the manner required pursuant to Section 6(b), then the Holder will have the right to rescind such conversion.

               (f) If by the fifth Trading Day after a Conversion Date the Company fails to deliver to the Holder such certificate or certificates in the manner required pursuant to Section 6(b), and if after such seventh Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall (A) pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the aggregate number of Underlying Shares that the Company was required to deliver to the Holder in connection with the conversion at issue by
(2) the closing sale price of the Common Stock at the time of the obligation giving rise to such purchase obligation and (B) at the option of the Holder, either reinstate the portion of the Debenture and equivalent number of Underlying Shares for which such conversion was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of Debentures with a market price on the date of conversion totaling $10,000, under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice, which written notice shall include such supporting documentation as reasonably necessary to substantiate the amounts payable, indicating the amounts payable to the Holder in respect of the Buy-In.

          7. Events of Default.
             -----------------

               (a) "Event of Default" means the occurrence of any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

                    (i) any default in the payment (free of any claim of subordination) of principal, interest or liquidated damages in respect of any Debentures, as and when the same becomes due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) and such failure is not cured within ten (10) Trading Days after notice of such default is first given to the Company by the Holder;

                    (ii) a Bankruptcy Event;

                    (iii) the Common Stock is not listed or quoted, or is suspended from trading, on an Eligible Market for two (2) consecutive Trading Days or for an aggregate of five (5) Trading Days (which need not be consecutive Trading Days);

                    (iv) the Company fails for any reason to deliver a certificate evidencing any Underlying Shares to a Holder within five Trading Days after delivery of such certificate is required pursuant to the terms hereof or the exercise or conversion rights of the Holder pursuant to the Transaction Documents are otherwise suspended (including by reason of a public document filed by the Company of its intention to no longer honor conversions of any Debentures) for any reason;

                    (v) the Company fails to have available a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available to issue Underlying Shares upon any conversion hereunder;

                    (vi) the Company fails to make any cash payment required under the Transaction Documents (including, but limited to, the payment of a "Buy-In" pursuant to Section 6(f) hereunder or a Mandatory Prepayment Amount pursuant to Section 7) and such failure is not cured within ten (10) Trading Days after notice of such default is first given to the Company by the Holder;

                    (vii) the occurrence of a Change of Control; or

                    (viii) the Company defaults in the timely performance of any other obligation under the Transaction Documents and such default continues uncured for a period of thirty (30) days after the date on which notice of such default is first given to the Company by the Holder (it being understood that no prior notice need be given in the case of a default that cannot reasonably be cured within thirty (30) days).

               (b) At any time or times following the occurrence of an Event of Default, the Holder shall have the option to elect, by notice to the Company (an "Event Notice"), to accelerate the unpaid and unconverted principal and interest due hereunder and require the Company to pay an amount equal to the then outstanding principal amount of the Debenture plus any accrued and unpaid interest thereon; provided, however, if the Event Notice is a result of Section 7(a)(vii), the Company shall pay Holder the Mandatory Prepayment Amount. The Company shall pay such relevant amount to the Holder no later than the third Trading Day following the date of delivery of the Event Notice, and upon receipt thereof the Holder shall deliver the original Debenture so repurchased to the Company (to the extent such documents have been delivered to the Holder).

               (c) Subsequent to the delivery of an Event Notice pursuant to the terms hereof, the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Any Event Notice may be rescinded and annulled by the Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereto.

          8. Ranking. This Debenture ranks pari passu with all other Debentures
             -------
now or hereafter issued pursuant to the Transaction Documents. No indebtedness of the Company is senior to this Debenture in right of payment, whether with respect of interest, damages or upon liquidation or dissolution or otherwise. Other than that certain accounts receivable arrangement between the Company and Pacific Business Funding dated January 2, 2002, the Company will not, and will not permit any to, directly or indirectly, enter into, create, incur or assume any indebtedness of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, that is senior in any respect to the Company's obligations under the Debentures, other than indebtedness secured by purchase money security interests (which will be senior only as to the underlying assets covered thereby) and indebtedness under capital lease obligations (which will be senior only as to the assets covered thereby); provided, however, the Company may grant security interests to a third party with respect to those assets acquired from such third party as part of an acquisition of a currently marketable product from such third party.

          9. Charges, Taxes and Expenses. Issuance of certificates for
             ---------------------------
Underlying Shares upon conversion of (or otherwise in respect of) this Debenture shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Underlying Shares or Debentures in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Debenture or receiving Underlying Shares in respect hereof.

          10. Reservation of Underlying Shares. The Company covenants that it
              --------------------------------
will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Underlying Shares as required hereunder, the number of Underlying Shares which are then issuable and deliverable upon the conversion of (and otherwise in respect of) this entire Debenture (taking into account the adjustments of Section 11), free from preemptive rights or any other
                           ----------
contingent purchase rights of persons other than the Holder. The Company covenants that all Underlying Shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

          11. Certain Adjustments. The Conversion Price is subject to adjustment
              -------------------
from time to time as set forth in this Section 11.
                                       ----------

               (a) Stock Dividends and Splits. If the Company, at any time while
                   --------------------------
this Debenture is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.

               (b) Pro Rata Distributions. If the Company, at any time while
                   ----------------------
this Debenture is outstanding, distributes to all holders of Common Stock and not to the Holder (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, "Distributed Property"), then upon any conversion of this Debenture that occurs after such record date, the Holder shall be entitled to receive, in addition to the Underlying Shares otherwise issuable upon such conversion, the Distributed Property that the Holder would have been entitled to receive in respect of such number of Underlying Shares had the Holder been the record holder of such Underlying Shares immediately prior to such record date.

               (c) Fundamental Transactions. If, at any time while this
                   ------------------------
Debenture is outstanding: (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then upon any subsequent conversion of this Debenture, the Holder shall have the right to receive, for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the "Alternate Consideration"). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Debenture following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new debenture consistent with the foregoing provisions and evidencing the Holder's right to convert such debenture into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph
(c) and insuring that this Debenture (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

               (d) Calculations. All calculations under this Section 11 shall be
                   ------------                              ----------
made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

               (e) Notice of Adjustments. Upon the occurrence of each adjustment
                   ---------------------
pursuant to this Section 11, the Company at its expense will promptly compute
                 ----------
such adjustment in accordance with the terms hereof and prepare a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder.

               (f) Notice of Corporate Events. If the Company: (i) declares a
                   --------------------------
dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company , (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least twenty (20) calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to convert this Debenture prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

          12. Limitation on Conversion. (a) Notwithstanding anything to the
              ------------------------
contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any conversion of this Debenture shall be limited to ensure that, following such conversion, the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of a Conversion Notice by the Holder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Underlying Shares requested in such Conversion Notice is permitted under this paragraph. By written notice to the Company, the Holder may waive the provisions of this Section, but (i) any such waiver will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such waiver will apply only to the Holder and not to any other holder of Debentures.

               (b) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any conversion of this Debenture shall be limited to ensure that, following such conversion, the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of
Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of a Conversion Notice by the Holder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Underlying Shares requested in such Conversion Notice is permitted under this paragraph. By written notice to the Company, the Holder may waive the provisions of this Section, but (i) any such waiver will not be effective until the 61st day after such notice is delivered to the Company, and
(ii) any such waiver will apply only to the Holder and not to any other holder of Debentures.

               (c) The aggregate number of shares of Common Stock that may be acquired by the Holders upon conversion or redemption of this Debenture and exercise of the Warrant (as defined in the Purchase Agreement) shall be limited to ensure that, following such conversion, redemption or exercise, as the case may be, the total aggregate number of shares of Common Stock issued to the Holders does not exceed 19.999% of the total number of issued and outstanding shares of Common Stock at the time of Closing (as adjusted for any dividends, splits or combinations).

          13. Optional Prepayment.
              -------------------

               (a) The Company shall have the right, exercisable at any time and from time to time after the first year anniversary of the Original Issue Date and upon twenty (20) Trading Days' prior written notice (which notice shall be irrevocable) to the affected Holders (an "Optional Prepayment Notice"), to prepay all of the outstanding principal amount of the Debentures for which Conversion Notices have not previously been delivered or for which an Event of Default shall not have been declared, provided, that the following conditions
                                      --------
are satisfied: (i) the average of the closing sale price of the Common Stock for the twenty (20) consecutive Trading Days prior to the delivery of the Optional Prepayment Notice is equal to or greater than 200% of the Conversion Price, and
(ii) the Equity Conditions have been satisfied as of the date that the Optional Prepayment Notice is delivered through the Optional Prepayment Date.

               (b) The prepayment price applicable to prepayments under Section 13(a) shall equal the Prepayment Price and shall be paid in cash on the twentieth (20th) Trading Day following the date that the Company delivers the Optional Prepayment Notice (the "Optional Prepayment Date"). Any such prepayment shall be free of any claim of subordination. The Holders shall have the right to tender, and the Company shall honor, Conversion Notices delivered prior to the expiration of the fifteenth Trading Day after delivery of an Optional Prepayment Notice for such Debentures.

               (c) If any portion of the Prepayment Price shall not be paid by the Company by the expiration of the Optional Prepayment Date, the Prepayment Price shall be increased by an amount equal to 18% per annum (or such lower maximum amount of interest permitted to be charged under applicable law), to accrue daily from the date such interest is due hereunder through and including the date of payment (which amount shall be paid as liquidated damages and not as a penalty). In addition, if any portion of the Prepayment Price remains unpaid by the Optional Prepayment Date, the Holder subject to such prepayment may elect by written notice to the Company to demand conversion in accordance with the formula and the time period therefor set forth in Section 5 of any portion of the principal amount of Debentures for which the Prepayment Price, plus accrued liquidated damages and accrued interest thereon, has not been paid in full (the "Unpaid Prepayment Principal Amount").If the Holder elects the option above, the Company shall, within three Trading Days after such election is deemed delivered hereunder, deliver to the Holder the shares of Common Stock issuable upon conversion of the Unpaid Prepayment Principal Amount subject to such conversion demand and otherwise perform its obligations hereunder with respect thereto.

               (d) Except pursuant to this Section 13, the outstanding principal amount and interest under this Debenture shall not be subject to prepayment by the Company without the prior written consent of the Holder.

          14. Fractional Shares. The Company shall not be required to issue or
              -----------------
cause to be issued fractional Underlying Shares on conversion of this Debenture. If any fraction of an Underlying Share would, except for the provisions of this Section, be issuable upon conversion of this Debenture, the number of Underlying Shares to be issued will be rounded up to the nearest whole share.

          15. Notices. Any and all notices or other communications or deliveries
              -------
hereunder (including without limitation any Conversion Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to the address set forth in the Purchase Agreement, or (ii) if to the Holder, to the address or facsimile number appearing on the Company's stockholder records or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

          16. Miscellaneous.
              -------------

               (a) This Debenture shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. This Debenture may be amended only in writing signed by the Company and the Holder and their successors and assigns.

               (b) Subject to Section 16(a), above, nothing in this Debenture
                              -------------
shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Debenture. This Debenture shall inure to the sole and exclusive benefit of the Company and the Holder.

               (c) Governing Law; Venue; Waiver of Jury Trial. All questions
                   ------------------------------------------
concerning the construction, validity, enforcement and interpretation of this Debenture shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such

Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Debenture or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Debenture, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

               (d) The headings herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

               (e) In case any one or more of the provisions of this Debenture shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Debenture shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Debenture.

               (f) No provision of this Debenture may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holder or, or, in the case of a waiver, by the Holder. No waiver of any default with respect to any provision, condition or requirement of this Debenture shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

               (g) In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Holder will be entitled to specific performance of the obligations of the Company hereunder. The parties hereto agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of its obligations described herein and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

                          QUESTCOR PHARMACEUTICALS, INC.


                          By:             /s/ Timothy E. Morris
                             --------------------------------------------------
                          Name:               Timothy E. Morris
                               ------------------------------------------------
                          Title:           Chief Financial Officer
                                -----------------------------------------------

                                    EXHIBIT A
                                    ---------

                                CONVERSION NOTICE

     The undersigned hereby elects to convert the principal amount of Debenture set forth below into shares of common stock, no par value per share (the "Common Stock"), of Questcor Pharmaceuticals, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:

                 ---------------------------------------------------------------
                 Date to Effect Conversion

                 ---------------------------------------------------------------
                 Principal amount of Debentures owned prior to conversion

                 ---------------------------------------------------------------
                 Principal amount of Debentures to be Converted
                 (including                 of interest added under Section 2(b)
                            ---------------
                 of the Debenture)

                 ---------------------------------------------------------------
                 Number of shares of Common Stock to be issued

                 ---------------------------------------------------------------
                 Applicable Conversion Price

                 ---------------------------------------------------------------
                 Principal amount of Debentures owned subsequent to Conversion

                 ---------------------------------------------------------------
                 Name of Holder


                 By:
                    -------------------------------------------------
                 Name:
                      -----------------------------------------------
                 Title:
                       ----------------------------------------------

     [ ] By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts determined in accordance with
          Section 13(d) of the Exchange Act, specified under Section 12 of the Debenture.

                                   Schedule 1

                               CONVERSION SCHEDULE
                               -------------------

8% Convertible Debentures in the aggregate principal amount of $2,000,000 issued by Questcor Pharmaceuticals, Inc. This Conversion Schedule reflects conversions made under the above referenced Debentures.

                                                       Dated:

------------------------------------------------------------------------------------------
Date of Conversion     Aggregate Principal      Aggregate      Applicable Conversion
                      Amount of Debentures      Principal      Price with Respect to
                      Converted Debentures      Amount of            Debentures
                                                Remaining
                                              Subsequent to
                                                Conversion
------------------------------------------------------------------------------------------

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

                                      -2-